As filed with the Securities and Exchange Commission on June 28, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADAPTHEALTH CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	8082	82-3677704
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
220 West Germantown Pike, Suite 250
Plymouth Meeting, PA 19462
(610) 630-6357
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Christopher Joyce
General Counsel
220 West Germantown Pike, Suite 250
Plymouth Meeting, PA 19462
(610) 630-6357
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Michael Brandt
Danielle Scalzo
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Telephone: (212) 728-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Class A Common Stock, par value $0.0001 per share	27,040,088	$29.52	$798,223,397.76	$87,086.17

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculation the registration fee in accordance with Rule 457(c) of the Securities Act based on the average of the high and low sales prices of the registrant’s Class A Common Stock on June 25, 2021, as reported on the Nasdaq Capital Market.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 28, 2021
PRELIMINARY PROSPECTUS
AdaptHealth Corp.
Secondary Offering of
27,040,088 Shares of Class A Common Stock

This prospectus relates to the resale from time to time of up to 27,040,088 shares of common stock of AdaptHealth Corp. by the Selling Stockholders listed on page 10 (the “Selling Stockholders”), including their pledgees, assignees, donees, transferees or their respective successors-in-interest. The Selling Stockholders acquired these shares from us pursuant to an Agreement and Plan of Merger, dated as of December 1, 2020 (the “Merger Agreement”), by and among us, AeroCare Holdings, Inc. (“AeroCare”), AH Apollo Merger Sub Inc., AH Apollo Merger Sub II Inc. and Peloton Equity I, L.P., solely in its capacity as the representative, agent and attorney-in-fact of the AeroCare equityholders. We will not receive any proceeds from the sale of the shares by the Selling Stockholders pursuant to this prospectus.
We have agreed, pursuant to the A&R Registration Rights Agreement (as defined below), to bear all of the expenses incurred in connection with the registration of these shares. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of these shares of our common stock.
The Selling Stockholders identified in this prospectus, or their pledgees, assignees, donees, transferees or their respective successors-in-interest, may offer the shares from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. For a list of the Selling Stockholders, see the section entitled “Selling Stockholders” on page 9.
This prospectus describes the general manner in which these securities may be offered and sold. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.
Our Class A Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) and trades under the symbol “AHCO”. On June 25, 2021, the closing price of our Class A Common Stock was $29.90.

See the section entitled “Risk Factors” beginning on page 3 of this prospectus and any similar section contained in any applicable prospectus supplement to read about factors you should consider before buying our securities.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and are subject to reduced public company reporting requirements. We are also a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act and are subject to reduced public company reporting requirements.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2021

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information. The Selling Stockholders are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front cover of those documents.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf process, the Selling Stockholders may sell from time to time the securities described in this prospectus in one or more offerings.
This prospectus describes the general manner in which the securities may be offered and sold. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, before you invest in any of our securities.
Unless the context requires otherwise, references in this prospectus to “AdaptHealth,” the “Company,” “we,” “us,” “our” and similar terms refer to AdaptHealth Corp. and its consolidated subsidiaries on and after the consummation of the Business Combination, and references to “DFB” refer to us prior to the consummation of the Business Combination, and unless the context requires otherwise, and the term “securities” refers to our Class A Common Stock.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
We make forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions.
These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:
•
competition and the ability of our business to grow and manage growth profitably;

•
changes in applicable laws or regulations;

•
fluctuations in the U.S. and/or global stock markets;

•
the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

•
the impact of the coronavirus (COVID-19) pandemic and our response to it;

•
failure to consummate or realize the expected benefits of acquisitions, including the failure to realize the expected benefits of the acquisition of AeroCare; and

•
other risks and uncertainties set forth in this prospectus or in any applicable prospectus supplement, as well as the documents incorporated by reference herein and therein.

ii

CERTAIN DEFINED TERMS
“A&R Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of July 1, 2020, by and among AdaptHealth, AdaptHealth Holdings, and certain investors party thereto, as amended on December 1, 2020;
“AdaptHealth Holdings” means AdaptHealth Holdings LLC, a Delaware limited liability company;
“AdaptHealth Units” means units representing limited liability company interests in AdaptHealth Holdings;
“Business Combination” means our business combination with AdaptHealth Holdings, which we completed on November 8, 2019;
“Class A Common Stock” means our Class A Common Stock, par value $0.0001 per share;
“Class B Common Stock” means our Class B Common Stock, par value $0.0001 per share;
“Common Stock” means our Class A Common Stock and our Class B Common Stock, collectively;
“Series A Preferred Stock” means the series of preferred stock of the Company designated as “Series A Convertible Preferred Stock,” par value $0.0001 per share;
“Series B-1 Preferred Stock” means the series of preferred stock of the Company designated as “Series B-1 Convertible Preferred Stock,” par value $0.0001 per share;
“Series B-2 Preferred Stock” means the series of preferred stock of the Company designated as “Series B-2 Convertible Preferred Stock,” par value $0.0001 per share;
“Series C Preferred Stock” means the series of preferred stock of the Company designated as “Series C Convertible Preferred Stock,” par value $0.0001 per share; and
“Sponsor” means Deerfield/RAB Ventures LLC.

iii

THE COMPANY
We are a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services. We focus primarily on providing (i) sleep therapy equipment, supplies and related services (including continuous positive airway pressure (“CPAP”) and bilevel positive airway pressure services (“biPAP”)) to individuals suffering from obstructive sleep apnea, (ii) medical devices and supplies to patients for the treatment of diabetes (including continuous glucose monitors and insulin pumps), (iii) home medical equipment (“HME”) to patients discharged from acute care and other facilities, (iv) oxygen and related chronic therapy services in the home and (v) other HME medical devices and supplies on behalf of chronically ill patients with wound care, urological, incontinence, ostomy and nutritional supply needs. We service beneficiaries of Medicare, Medicaid and commercial payors. As of March 31, 2021, we serviced approximately 3.0 million patients annually in all 50 states through our network of 614 locations in 47 states.
We were originally formed in November 2017 as a special purpose acquisition company under the name DFB Healthcare Acquisitions Corp. for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination involving one or more businesses. On November 8, 2019, we completed our initial business combination with AdaptHealth Holdings. As part of the Business Combination, we changed our name from DFB Healthcare Acquisitions Corp. to AdaptHealth Corp.
On February 1, 2021, we acquired 100% of the equity interests of AeroCare. AeroCare is a leading national technology-enabled respiratory and home medical equipment distribution platform in the United States and offers a comprehensive suite of direct-to-patient equipment and services including CPAP and biPAP machines, oxygen concentrators, home ventilators, and other durable medical equipment products. The total consideration consisted of (i) a cash payment of approximately $1.1 billion at closing, (ii) the issuance of 13,992,615 shares of the Company’s Class A Common Stock at closing, (iii) the issuance of 130,474.73 shares of the Company’s Series C Preferred Stock at closing, and (iv) the issuance of 3,959,892 options to purchase shares of the Company’s Class A Common Stock in the future, which had a weighted-average exercise price of $6.24 per share and a weighted-average remaining exercise period of approximately seven years from the date of closing. On March 18, 2021, the Company effected a mandatory conversion of the Series C Preferred Stock into shares of Class A Common Stock. Each share of Series C Preferred Stock was converted into 100 shares of Class A Common Stock.
Our principal executive office is located at 220 West Germantown Pike, Suite 250, Plymouth Meeting, Pennsylvania 19462, and our telephone number is (610) 630-6357. Our website is https://www.adapthealth.com. The information on our website does not constitute part of, and is not incorporated by reference in, this prospectus or any accompanying prospectus supplement, and you should not rely on our website or such information in making a decision to invest in our securities.
Our Emerging Growth Company Status
We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we are eligible for certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements.
We may take advantage of these provisions until we are no longer an emerging growth company, which will occur on the earliest of (i) the last day of the fiscal year in which the market value of our Class A Common Stock that is held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year, (iii) the date on which we have issued more than $1.0 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock in the IPO, which would be December 31, 2023. We expect to exceed $1.07 billion in revenue for the year ended December 31, 2021, meaning we would no longer be an emerging growth company as of December 31, 2021 or sooner if our non-convertible debt exceeds $1.0 billion.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the same time private companies adopt the new or revised standard.
Our Smaller Reporting Company Status
We are also currently a “smaller reporting company,” meaning that as of the last business day of our most recent second fiscal quarter, we had a public float of less than $250 million or annual revenues of less than $100 million. In the event that we are still considered a “smaller reporting company” at such time as we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; may be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings.
Accordingly, the information that we provide you may be different than what you may receive from other public companies in which you hold equity interests.

RISK FACTORS
Investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described under the heading “Risk Factors” in any applicable prospectus supplement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (as amended by the Annual Report on Form 10-K/A, filed on April 30, 2021), as updated by our subsequent Quarterly Reports on Form 10-Q, and our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), which are incorporated herein by reference, before you decide whether to purchase any of our securities. These risks could materially adversely affect our business, financial condition, results of operations and cash flows, and you may lose part or all of your investment. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS
We are filing the registration statement of which this prospectus forms a part to permit the holders of the shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale or other disposition of shares of our common stock held by the Selling Stockholders.
The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

DESCRIPTION OF CAPITAL STOCK
The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of our capital stock. We urge you to read our second amended and restated certificate of incorporation, as in effect on the date of this prospectus (our “Charter”), in its entirety for a complete description of the rights and preferences of our capital stock.
Authorized and Outstanding Stock
Our Charter authorizes the issuance of 250,000,000 shares of Common Stock, consisting of 210,000,000 shares of Class A Common Stock and 35,000,000 shares of Class B Common Stock, and 5,000,000 shares of undesignated preferred stock, $0.0001 par value per share. The outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and non-assessable. As of June 22, 2021, there were 129,362,344 shares of Class A Common Stock and 0 shares of Class B Common Stock issued and outstanding.
Common Stock
Our Charter provides for two classes of Common Stock, Class A Common Stock and Class B Common Stock. In connection with the Business Combination, certain pre-Business Combination owners of AdaptHealth Holdings were issued AdaptHealth Units and an equal number of shares of Class B Common Stock. As of the date of this prospectus, all outstanding AdaptHealth Units and shares of Class B Common Stock have been exchanged for shares of Class A Common Stock and we do not intend to issue additional shares of Class B Common Stock.
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders.
Dividends
Holders of Class A Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Class A Common Stock unless the shares of Class A Common Stock at the time outstanding are treated equally and identically.
Liquidation, Dissolution and Winding Up
In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the Class A Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.
Preemptive or Other Rights
Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.
Election of Directors
Our board of directors is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Founder Shares
The shares that were issued to our Sponsor in a private placement prior to our IPO (“founder shares”) are identical to the shares of Common Stock sold in our IPO, and holders of founder shares have the same stockholder rights as public stockholders.
Preferred Stock
Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.
The particular terms of any series of preferred stock to be offered by this prospectus will be set forth in the prospectus supplement relating to the offering. The description of the terms of a particular series of preferred stock that will be set forth in the applicable prospectus supplement does not purport to be complete and will be qualified in its entirety by reference to the certificate of designation relating to the series.
Our Charter authorizes the issuance of 5,000,000 shares of preferred stock, 185,000 of which are designated as Series B-1 Preferred Stock. As of the date hereof, 124,060.02 shares of Series B-1 Preferred Stock are outstanding. Each share of Series B-1 Preferred Stock is convertible into 100 shares of Class A Common Stock (subject to certain anti-dilution adjustments) at the holder’s election, except to the extent that, following such conversion, the number of shares of Class A Common Stock held by such holder, its affiliates and any other persons whose beneficial ownership of Class A Common Stock would be aggregated with such holder’s for purposes of Section 13(d) of the Exchange Act , including shares held by any “group” (as defined in Section 13(d) of the Exchange Act and applicable regulations of the SEC) of which such holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have similar limitations on the right to convert, exercise or purchase, exceed 4.9% of the outstanding Class A Common Stock. The Series B-1 Preferred Stock ranks senior to the Class A Common Stock with respect to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, in respect of a liquidation preference equal to its par value of $0.0001 per share. The Series B-1 Preferred Stock participates equally and ratably on an as-converted basis with the holders of Class A Common Stock in all cash dividends paid on the Class A Common Stock. The Series B-1 Preferred Stock is non-voting.
Our Transfer Agent
The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Certain Anti-Takeover Provisions of our Charter and Bylaws
Our Charter provides that our board of directors is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at three or more annual meetings.
Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Exclusive forum for certain lawsuits.   Our Charter requires, to the fullest extent permitted by law, other than any claim to enforce a duty or liability created by the Exchange Act or any other claim for which federal courts have exclusive jurisdiction, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of the State of Delaware, the stockholder bringing such suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provisions may have the effect of discouraging lawsuits against our directors and officers. In addition, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Special meeting of stockholders.   Our Amended and Restated Bylaws (our “Bylaws”) provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our chairman.
Advance notice requirements for stockholder proposals and director nominations.   Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be received by the secretary to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. If our annual meeting is called for a date that is not within 45 days before or after such anniversary date, a stockholder’s notice must be received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which we first publicly announce the date of the annual meeting. Our Bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before such meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in the proxy statement we prepare to solicit proxies for such annual meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Registration Rights
On July 1, 2020, we entered into the A&R Registration Rights Agreement, which provides certain stockholders, including the Selling Stockholders, with customary registration rights with respect to (i) the shares of Class A Common Stock held by those parties at the closing of the Business Combination or issuable upon the future exercise of private placement warrants or upon the future exchange of AdaptHealth Units and shares of Class B Common Stock, (ii) the private placement warrants held by these parties, in each case held by them at the closing of the Business Combination, (iii) such shares of Class A Common Stock issued to OEP AHCO Investment Holdings, LLC on July 1, 2020, and (iv) all shares of Class A Common Stock issued upon conversion of the Series A Preferred Stock and the shares of Class A Common Stock issuable upon conversion of the Series B-1 Preferred Stock issued upon conversion of the Series B-2 Preferred Stock to Deerfield Partners, L.P. (“Deerfield Partners”) on July 1, 2020 (collectively, “Registrable Securities”). The Registrable Securities also included 12,500,000 shares of Class A Common Stock issued in connection with the closing of the Business Combination. Our Sponsor was dissolved on January 17, 2020, and its rights associated with equity securities of the Company were distributed to its members.
Pursuant to the A&R Registration Rights Agreement, we agreed to file a registration statement under the Securities Act registering the resale of all of the Registrable Securities. In addition, (i) certain holders of Registrable Securities may request such number of long-form registrations as provided in the A&R Registration Rights Agreement, pursuant to which we would pay all registration expenses only if the aggregate market price of Registrable Securities included exceeds $20 million, and (ii) certain holders of Registrable Securities may request an unlimited number of short-form registrations, provided that we are not required to pay the expenses of any short-form registration if the holders propose to include Registrable Securities with an aggregate market price of less than $5 million. The holders of Registrable Securities also have certain “piggy-back” rights with respect to underwritten offerings initiated by us or other of our stockholders.
Except as set forth above, we are required to bear all expenses incurred in connection with the filing of any such registration statements and any such offerings, other than underwriting discounts and commissions on the sale of Registrable Securities and the fees and expenses of counsel to holders of Registrable Securities. The A&R Registration Rights Agreement also includes customary provisions regarding indemnification and contribution.
The A&R Registration Rights Agreement also provides that, subject to certain exceptions, if requested by the managing underwriter(s), in connection with any underwritten public offering, each holder that beneficially owns 1% or more of the outstanding Class A Common Stock will enter into a lock-up agreement with the managing underwriter(s) of such underwritten public offering in such form as agreed to by such managing underwriter(s).
In connection with the acquisition of AeroCare, we entered into an amendment to the A&R Registration Rights Agreement, pursuant to which, among other things, the stockholders of AeroCare who received Class A Common Stock and that delivered a joinder to the A&R Registration Rights Agreement to the Company have certain registration rights with respect to the shares of Class A Common Stock issued pursuant to the Merger Agreement.
We are registering the resale of the 27,040,088 shares of Class A Common Stock held by the former stockholders of AeroCare on the registration statement of which this prospectus forms a part pursuant to the A&R Registration Rights Agreement.
Quotation of Securities
Our Class A Common Stock is listed on Nasdaq and trades under the symbol “AHCO”.

SELLING STOCKHOLDERS
Up to 27,040,088 shares of our Class A Common Stock may be offered for resale by the Selling Stockholders under this prospectus. The securities being registered by the registration statement of which this prospectus forms a part are being registered pursuant to registration rights granted under the A&R Registration Rights Agreement.
To the extent permitted by law, the Selling Stockholders listed below may resell shares of our Class A Common Stock pursuant to this prospectus. We have registered the sale of the shares of our Class A Common Stock to permit the Selling Stockholders and their respective permitted transferees or other successors-in-interest that receive their shares of Class A Common Stock from the Selling Stockholders after the date of this prospectus to resell their shares of Class A Common Stock.
The following table sets forth the number of shares of Class A Common Stock being offered by the Selling Stockholders pursuant to this prospectus. The Selling Stockholders are not making any representation that any shares of Class A Common Stock covered by this prospectus will be offered for sale or sold. The Selling Stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares of Class A Common Stock. For purposes of the table below, we assume that all of the shares of our Class A Common Stock covered by this prospectus will be sold.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of Class A Common Stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated, the Company believes that the persons named in the table below have sole voting and investment power with respect to all shares of voting stock beneficially owned by them. Except as described in the footnotes to the following table and in the reports incorporated by reference in the registration statement of which this prospectus forms a part, the persons named in the table have not held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. See “Where You Can Find More Information.” The inclusion of any shares of Class A Common Stock in this table does not constitute an admission of beneficial ownership for the persons named below.
As of June 22, 2021, there were 129,362,344 shares of our Class A Common Stock issued and outstanding.

Selling Stockholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Shares of Class A Common Stock Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares are Sold	%
SkyKnight Capital Fund II, L.P(1)	2,426,919	2,426,919	—	—
SkyKnight Aero Holdings, LLC(2)	5,662,814	5,662,814	—	—
Peloton Equity I, L.P.(3)	2,142,163	2,142,163	—	—
Peloton Equity AeroCare SPV II, L.P.(4)	634,347	634,347	—	—
Peloton Equity AeroCare SPV I, L.P.(5)	6,660,833	6,660,833	—	—
SV Life Sciences Fund VI, L.P.	2,815,290	2,815,290	—	—
SV Life Sciences Fund VI Strategic Partners, L.P.	96,387	96,387	—	—
W. Bruce Lunsford	253,035	253,035	—	—
Lunsford Capital LLC f/k/a Citation Capital, LLC	165,646	165,646	—	—
Stephen P. Griggs Revocable Trust	3,494,585	3,494,585	—	—
Richard D. Shirk	124,234	124,234	—	—
The Texol Trust	365,930	365,930	—	—
Sharon Lawler	62,401	62,401	—	—
Della Briley	16,650	16,650	—	—
Joseph P. Russell	201,265	201,265	—	—
Christopher C. Anderson	26,834	26,834	—	—
Christopher J. Tawater	26,834	26,834	—	—
Sherry Larson	32,844	32,844	—	—
Debbie Hice f/k/a Debbie Murphy	30,389	30,389	—	—
Glenn D. Paul	13,438	13,438	—	—
Richard Robertson	400,485	400,485	—	—
Robert H. Lauver	79,074	79,074	—	—
Darian M. Garbiso	64,907	64,907	—	—
Philip J. Garbiso	64,907	64,907	—	—
Thomas J. Fry	31,698	31,698	—	—
Joanne Q. Fry	109,186	109,186	—	—
Brian K. Bounds	2,555	2,555	—	—
Lawrence Kuhnert	189,463	189,463	—	—
Richard B. Glass	66,698	66,698	—	—
Deanna Rollyson	223,628	223,628	—	—
Geraldine M. Hempel	55,906	55,906	—	—
Kenneth T. Battle	4,095	4,095	—	—
Greg Rice	14,907	14,907	—	—
Daniel B. Root Revocable Trust	223,628	223,628	—	—
EGGE, LLC	202,195	202,195	—	—
Doug Coleman	53,918	53,918	—	—

(1)
Based upon information reported on the Schedule 13D filed with the SEC on March 15, 2021. SkyKnight Capital II GP, LLC (“SkyKnight II GP”), as the general partner of SkyKnight Fund II, L.P. (“SkyKnight Fund II”), may be deemed to beneficially own the shares held directly by SkyKnight Fund II. Matthew Ebbel, as the managing member of SkyKnight II GP, may be deemed to beneficially own the shares held directly by SkyKnight Fund II.

(2)
Based upon information reported on the Schedule 13D filed with the SEC on March 15, 2021. SkyKnight Capital, L.P. (“SkyKnight Capital”), as manager of SkyKnight Aero Holdings, LLC (“SkyKnight Aero Holdings”), and SkyKnight Capital Management, LLC (“SkyKnight Capital Management”), as the general partner of SkyKnight Capital, may be deemed to beneficially own the shares held directly by SkyKnight Aero Holdings. Matthew Ebbel, as the managing member of each of SkyKnight Capital Management, may be deemed to beneficially own the shares held directly by SkyKnight Aero Holdings.

(3)
Based upon information reported on the Schedule 13D filed with the SEC on March 15, 2021. Peloton Equity GP, LLC, a Delaware limited liability company (“Peloton GP”), as the general partner of Peloton Equity I, L.P., and Theodore Lundberg and Carlos Ferrer, as the managing members of Peloton GP, each may be deemed to beneficially own the shares held directly by Peloton Equity I, L.P.

(4)
Based upon information reported on the Schedule 13D filed with the SEC on March 15, 2021. Peloton GP, as the general partner of Peloton Equity AeroCare SPV II, L.P., and Theodore Lundberg and Carlos Ferrer, as the managing members of Peloton GP, each may be deemed to beneficially own the shares held directly by Peloton Equity AeroCare SPV II, L.P.

(5)
Based upon information reported on the Schedule 13D filed with the SEC on March 15, 2021. Peloton GP, as the general partner of Peloton Equity AeroCare SPV I, L.P., and Theodore Lundberg and Carlos Ferrer, as the managing members of Peloton GP, each may be deemed to beneficially own the shares held directly by Peloton Equity AeroCare SPV I, L.P.

PLAN OF DISTRIBUTION
The Selling Stockholders and any of their pledgees, donees, assignees, transferees and successors-in-interest may, from time to time, sell, separately or together, some or all of the securities covered by this prospectus on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded, listed or quoted in the over-the-counter market or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent the Selling Stockholders gift, pledge or otherwise transfer the securities offered hereby, such transferees may offer and sell the securities from time to time under this prospectus, provided that, if required under the Securities Act, and the rules and regulations promulgated thereunder, this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act, to include the name of such transferee in the list of Selling Stockholders under this prospectus. Subject to compliance with applicable law, the Selling Stockholders may use any one or more of the following methods when selling securities:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•
block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
“at the market” or through market makers or into an existing market for the securities;

•
through one or more underwritten offerings on a firm commitment or best efforts basis;

•
settlement of short sales entered into after the date of this prospectus;

•
agreements with broker-dealers to sell a specified number of securities at a stipulated price per security;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, or through the writing of other securities or contracts to be settled in such securities;

•
through the distribution of securities by any Selling Stockholder to its partners, members or securityholders;

•
a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

We have not, and to our knowledge, the Selling Stockholders have not, entered into any agreements, understandings or arrangements with any underwriters or broker/dealers regarding the sale of the securities covered by this prospectus. At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus or prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.
To the extent required, any applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

The Selling Stockholders may also sell shares of our securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
Broker-dealers engaged by us or the Selling Stockholders may arrange for other broker-dealers to participate in sales. If we or the Selling Stockholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from us or the Selling Stockholders (and/or, if any broker-dealer acts as agent for the purchaser of the securities, from the purchaser) in amounts to be negotiated.
In connection with the sale of securities, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholders may from time to time pledge or grant a security interest in some or all of their securities to their broker-dealers under the margin provisions of customer agreements or to other parties to secure other obligations. If a Selling Stockholder defaults on a margin loan or other secured obligation, the broker-dealer or secured party may, from time to time, offer and sell the securities pledged or secured thereby pursuant to this prospectus. The Selling Stockholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Stockholders or any other person, which limitations may affect the marketability of the securities.
The Selling Stockholders also may transfer the shares of our securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
A Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.
The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We have not, and to our knowledge, the Selling Stockholders have not, entered into any agreement or understanding, directly or indirectly, with any person to distribute the securities offered hereby.
We are required to pay all fees and expenses incident to the registration of our securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We and the Selling Stockholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker-dealers or agents may be required to make. We have also agreed to keep the registration statement of which this prospectus forms a part effective until the Selling Stockholders have disposed of all of the secondary securities covered by this prospectus.
There can be no assurance that any Selling Stockholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus is a part.

LEGAL MATTERS
The validity of the securities offered hereby has been passed on for us by Willkie Farr & Gallagher LLP, New York, New York. If any legal matters relating to offerings made in connection with this prospectus are passed upon by other counsel for underwriters, dealers or agents, such counsel will be named in the prospectus supplement relating to any such offering.
EXPERTS
The consolidated financial statements of AdaptHealth Corp. as of December 31, 2020 and 2019, and for each of the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audited consolidated financial statements of Solara Medical Supplies, LLC as of December 31, 2019 and 2018 (Successor), and for the year ended December 31, 2019 (Successor) and the period from June 1, 2018 to December 31, 2018 (Successor), and financial statements for the period from January 1, 2018 to May 31, 2018 (Predecessor), incorporated by reference in this prospectus have been so included in reliance upon the report of RSM US LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of AeroCare Holdings Inc. as of December 31, 2020 and 2019, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at https://www.sec.gov and are also available through our website at https://www.adapthealth.com/investor-relations. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information on our website does not constitute part of, and is not incorporated by reference in, this prospectus.
We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website or our website.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with them. This allows us to disclose important information to you by referring to those filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically update and supersede this information.
We are incorporating by reference the documents listed below, and all documents that we file after the date of this prospectus with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities covered by this prospectus:
•
Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 16, 2021 (as amended by the Annual Report on Form 10-K/A, filed on April 30, 2021);

•
Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed on May 10, 2021;

•
Our Current Reports on Form 8-K filed with the SEC on June 18, 2020 (only with respect to Exhibit 99.1), December 14, 2020 (only with respect to Item 9.01) (as amended by the Current Report on Form 8-K/A, filed on June 28, 2021), January 8, 2021, January 12, 2021, February 2, 2021, March 4, 2021, March 9, 2021, April 13, 2021, April 29, 2021, April 30, 2021 and June 15, 2021 (in each case, excluding any information furnished and not filed with the SEC); and

•
The description of our securities contained in our registration statement on Form 8-A filed with the SEC on February 15, 2018, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2020 (as amended by the Annual Report on Form 10-K/A, filed on April 30, 2021), including any further amendment or report filed for the purpose of updating such description.

Unless we specifically state otherwise, none of the information furnished under Item 2.02 or Item 7.01 in our Current Reports on Form 8-K is, or will be, incorporated by reference in this prospectus.
We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, free of charge, upon oral or written request, copies of any documents that we have incorporated by reference into this prospectus. You can obtain copies through our website at https://www.adapthealth.com/investor-relations or by contacting AdaptHealth Corp., Attn: Secretary, 220 West Germantown Pike, Suite 250, Plymouth Meeting, PA 19462.

Part II
Information not required in prospectus
Item 14.
Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Registrant (except any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.
SEC registration fee	$87,086.17
Accounting fees and expenses	$10,000
Legal fees and expenses	$100,000
Miscellaneous fees and expenses	$10,000
Total	$207,086.17

Item 15.
Indemnification of Directors and Officers

Our Charter provides that our directors and officers will be indemnified by us to the fullest extent authorized by the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may in the future be amended. In addition, our Charter provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
We have entered into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided in our Charter. We believe that these provisions and agreements are necessary to attract qualified directors and officers. Our Bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether the DGCL would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 16.
Exhibits

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.	Document
2.1	Merger Agreement, dated as of July 8, 2019, by and among DFB, Merger Sub, AdaptHealth Holdings, the Blocker Companies, the AdaptHealth Holdings Unitholders’ Representative and, solely for the purposes specified therein, the Blocker Sellers (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on July 12, 2019).
2.2	Amendment No. 1 to Merger Agreement, dated as of October 15, 2019, by and among DFB, Merger Sub, AdaptHealth Holdings, the Blocker Companies, the AdaptHealth Holdings Unitholders’ Representative and, solely for the purposes specified therein, the Blocker Sellers (incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K, filed with the SEC on October 17, 2019).
4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on November 14, 2019).
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the SEC on November 14, 2019).
4.3	Certificate of Correction to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2020).
4.4	Certificate of Correction to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 of the Company’s Annual Report on Form 10-K/A filed with the SEC on April 30, 2021).
4.5	Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock, par value $0.0001 per share, of the Company (incorporated by reference to Annex B to the Schedule 14A filed with the SEC on January 20, 2021).
4.6	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-1, filed with the SEC on February 12, 2018).
4.7	Amended and Restated Registration Rights Agreement, dated as of July 1, 2020, by and among the Company and the persons listed of the signature pages thereto (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on July 2, 2020).
4.8	Amendment to Amended and Restated Registration Rights Agreement, dated as of December 1, 2020, by and among the Company, AdaptHealth Holdings LLC and the other persons listed on the signature pages thereto (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on December 7, 2020).
5.1	Opinion of Willkie Farr & Gallagher LLP.*
23.1	Consent of KPMG LLP.*
23.2	Consent of RSM US LLP.*
23.3	Consent of KPMG LLP.*
23.4	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).*
24.1	Powers of Attorney (included on the signature page to this Registration Statement on Form S-3).*

*
Filed herewith.

**
To be filed by amendment or as an exhibit to a document incorporated by reference herein in connection with the issuance of the securities.

Item 17.
Undertakings

(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth Meeting, State of Pennsylvania, on June 28, 2021.
ADAPTHEALTH CORP.
By: /s/ Stephen P. Griggs

Name: Stephen P. Griggs
Title: Chief Executive Officer and Director
POWER OF ATTORNEY
Each person whose individual signature appears below hereby authorizes and appoints Stephen P. Griggs and Christopher Joyce and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including post-effective amendments, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
By: /s/ Stephen P. Griggs Stephen P. Griggs	Chief Executive Officer and Director (Principal Executive Officer)	June 28, 2021
By: /s/ Jason Clemens Jason Clemens	Chief Financial Officer (Principal Financial Officer)	June 28, 2021
By: /s/ Frank J. Mullen Frank J. Mullen	Chief Accounting Officer (Principal Accounting Officer)	June 28, 2021
By: /s/ Richard Barasch Richard Barasch	Chairman of the Board	June 28, 2021
By: /s/ Joshua Parnes Joshua Parnes	President and Director	June 28, 2021
By: /s/ Alan Quasha Alan Quasha	Director	June 28, 2021

Signature	Title	Date
By: /s/ Terence Connors Terence Connors	Director	June 28, 2021
By: /s/ Dr. Susan Weaver Dr. Susan Weaver	Director	June 28, 2021
By: /s/ Dale Wolf Dale Wolf	Director	June 28, 2021
By: /s/ Bradley Coppens Bradley Coppens	Director	June 28, 2021
By: /s/ David S. Williams III David S. Williams III	Director	June 28, 2021
By: /s/ Theodore S. Lundberg Theodore S. Lundberg	Director	June 28, 2021